Exhibit 10.9

Bravo! Foods International Corp.

                                       March 3, 2004


Michael J. Walters
Walters/Gottleib Partners, Inc.
777 South Flagler Drive, Suite 221
West Palm Beach, Florida 33401

      Re: The Towers Lease for Suite 202; Amendment No.1

Dear Mike:

      This letter confirms our understanding that paragraph 3 of the enclosed Amendment No.1 document applies only to leasehold improvements and does not apply to Landlord's obligations under the lease with respect to maintenance and capital expenditures, if appropriate.

      Please have a copy of this letter countersigned by authorized representative of Landlord and return same to Bravo! Foods for inclusion in our lease file.

                                       Sincerely,


                                       /s/ Roy D. Toulan, Jr.
                                       Vice President, General Counsel


ACCEPTED:
HFC Realty, Inc.
Landlord


By: /S/ David A. Bristol, Jr,
March 8, 2004


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                                 THE TOWERS
                                     OF
                         PALM BEACH GARDENS, FLORIDA
               AMENDMENT NO.1 TO LEASE AGREEMENT ("AMENDMENT")

      Pursuant to and in accordance with Section 24.3 of that certain Lease Agreement (the "Lease") dated January 19, 1999 by and between HCF Really, Inc. ("Landlord") and China Peregrine Food Corporation, whose name was formally changed on March 26, 2003 to Bravo! Foods International Corp., a Delaware corporation ("Tenant"), pursuant to which Tenant is leasing from Landlord 2,485 Rentable Square Feet (as defined in Section 1.1 of the Lease) on the second floor of the Building (as defined in Section 1.1 of the Lease), the undersigned do hereby modify and amend the Lease in accordance with the following terms and conditions:

      1. Section 2.1 of the Lease shall be deleted and in its place the following substituted:

            "2.1. The Leased Premises are leased for a term commencing at 12:01 a.m. on June 1, 1999 and expiring at 11:50 p.m. on May 31, 2009 (hereinafter called the "Term"), unless the Term shall sooner expire as hereinafter provided."

      2.  Section 3 of the Lease is amended in the following manner:

            a) The terms and provisions of Section 3 of the Lease concerning Base Rent, as defined in Section 3.1 of the Lease, shall remain applicable through May 31, 2004. Commencing on June 1, 2004 and continuing through May 31, 2009, Tenant's Base Rent shall be $3,106.25 per month ($15.00 per Rentable Square Foot) payable in lawful money of the United States in advance of the first day of each month during the remaining five (5) year Term of the Lease, subject to the continuing annual adjustments as are set forth in Section 3.2 of the Lease.

      3. Notwithstanding anything within the Lease to the contrary, by executing this Amendment, Tenant accepts the Leased Premises in its "as-is, where-is" condition, with no obligation on the part of Landlord to perform any work in the Leased Premises, or to reimburse Tenant for any work Tenant performs in the Leased Premises.

      4. This Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, successors, assigns, agents, managing agents, representatives, employees, any party claiming by, through or under any of such parties and any and all affiliates and subsidiaries thereof and all other related parties.

      5. Except as hereby amended, the Lease shall remain unchanged in full force and effect. If there is any conflict or inconsistency between the terms and provisions of the Lease and the


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terms and provision of this Amendment, this Amendment shall control to the extent of the inconsistency.

      6. The parties herby represent that they are the sole legal and beneficial owners and holds of their respective claims, if any, released herein, and this Amendment is effective without the approval of any other person or entity.

      7. The signatories hereto each hereby warrant to the parties hereto that they are authorized to enter into and agree to the provisions of the Amendment on behalf of the parties hereto.

      IN WITNESS WHEREOF, each party hereto has caused this instrument to be executed by its duly authorized officer as of the dates set forth below.

Witnesses:                             Bravo! Foods International Corp, a
                                       Delaware corporation
                                       Tenant


                                       By: /s/ Roy G. Warren
------------------------------             --------------------------------
                                           Roy G. Warren
------------------------------             CEO
                                           March 03, 2004


Witnesses:                             HCF Realty, Inc.
                                       Landlord


                                       By: /s/ David A. Bristol, Jr.
------------------------------             --------------------------------
                                           David A. Bristol, Jr.
------------------------------             Vice President
                                           March 8, 2004


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